MetaStat, Inc. Announces Completion of 500 Patient Breast Cancer Trial

Over 500 breast cancer patients have been evaluated within the previously projected timeline and budget.

MONTCLAIR, N.J., Jan. 7, 2013 /PRNewswire/ -- MetaStat, Inc. (MTST), ("MetaStat" or the "Company"), a life science company focused on understanding and treating systemic metastasis, announced today that a 500 patient trial in breast cancer has been completed.  The trial was completed on time and on budget in line with previously disclosed expectations and the company expects the full analysis and publication of the data later in the year.

According to Dr. Oscar Bronsther, Chief Executive Officer and Chief Medical Officer of MetaStat, "We are thrilled that we have the benefit of having a focused team that is able to systematically and consistently deliver on our strategic vision of bringing the power of our diagnostic platform to patients."

"This is a validation of our earlier research on this new technology platform," Warren C. Lau, Founder and President of MetaStat, noted. "We are now another step closer to meeting a critical unmet medical need for breast cancer patients and the physicians who treat them."

Currently available genome-wide studies attempt to provide prognostic information on the probability of cancer recurrence. However, these studies are less than optimal in predicting metastatic outcome because they genetically profile whole tumor tissue without respect to the fact that only a small subpopulation of metastatic cells inside the primary tumor is responsible for escaping and initiating dissemination and metastasis. When whole tumor tissue is used for genetic profiling, the expression pattern of these metastatic cells is masked by the presence of a vast majority of noninvasive tumor cells and undefined stromal cells. Therefore, little information is available about the crucial early steps of metastasis.

MetaStat intends to develop next generation metastasis diagnostic products based on this and our other proprietary technologies.

About MetaStat, Inc.

MetaStat's proprietary platform technologies are the result of over 15 years of collaboration involving four scientific/academic institutions, which enabled us to characterize the behavior, mechanics and genetics of metastatic cancer cells.

Our MetaSite Breast™ and MenaCalc™ diagnostic product lines are designed to accurately predict the probability of cancer metastasizing. They are intended to allow clinicians to better "customize" cancer treatment decisions by positively identifying and differentiating high-risk patients who need aggressive therapy and by sparing low-risk patients from the harmful side effects and expense of chemotherapy and radiation therapies. Furthermore, we believe our MenaCalc™ diagnostic platform may be applicable in up to 80% of all solid epithelial cancers, including breast, prostate, lung and colorectal, which account for over 50% of all new cancer cases in the U.S. each year. As such, we believe our diagnostic products represent a significant breakthrough for cancer patients and their doctors because 90% of all solid tumor cancer deaths are due from metastasis.

Additionally, we believe our MenaBloc™ chemotherapy technology will target and interrupt key pathways essential for the development of systemic metastasis in multiple epithelial derived tumors.

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

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Warren C. LauFounder & PresidentMetaStat, Inc.